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                                                                                        EXHIBIT 11.0


                                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                    Three Months Ended        Six Months Ended
                                                                        December 31,             December 31,
                                                                        ------------             ------------
                                                                    1999           1998        1999         1998
                                                                    ----           ----        ----         ----
                                                                      (In thousands, except  per share amount)

Net Income.....................................................     $ 5,353      $ 5,219     $ 10,734       $ 9,990
                                                                      =====        =====       ======         =====


Weighted average common shares outstanding.....................       8,297        8,318        8,266         8,659


Basic earnings per common share................................          $ 0.65   $ 0.63       $ 1.30        $ 1.16
                                                                           ====     ====        =====          ====


Weighted average common shares outstanding.....................       8,297        8,318        8,266         8,659


Potential common stock due to dilutive
    effect of stock options....................................         330          437          313           466
                                                                      -----        -----        -----         -----


Total shares for diluted earnings per share....................       8,627        8,755        8,579         9,125


Diluted earnings per common share .............................     $  0.62       $ 0.60       $ 1.25        $ 1.10
                                                                     ======         ====        =====          ====


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